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                                                                   EXHIBIT 10.34

                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of December 17, 2001 between Harmonic, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Second Amended and Restated Loan and Security Agreement, dated March 5, 1999, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Revolving Commitment in the original principal amount of Ten Million Dollars ($10,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement and in Intellectual Property Security Agreement dated May 18, 2001.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to Loan Agreement

          1. The following defined terms under Section 1.1 entitled "Definitions" are hereby amended to read as follows:

               "Revolving Commitment" means a Credit Extension of up to $10,000,000 increasing to $12,500,000, upon (i) Borrower's close of new equity financing in an amount of $10,000,000 (net of final tax liability related to DiviCom acquisition), or (ii) Borrower's close of new equity financing in a minimum amount of $25,000,000.

               "Revolving Maturity Date" is April 4, 2003.

               "Term Loan Facility" means a Credit Extension of up to $6,000,000.

          2. Sub letter (b) entitled "Interest Rate" under Section 2.1.5 entitled "Term Loan Facility" is hereby amended to read as follows:

               Except as set forth in Section 2.3 (b), each Term Loan Advances shall bear interest at a FIXED rate equal to a per annum rate of
               3.00 percentage points above the then current Prime Rate. Any amounts prepaid shall be subject to the Prepayment Penalty.

          3. Sub letter (a) of Section 6.3 entitled "Financial Statements, Reports, Certificates" is hereby amended to read as follows:

               (a) as soon as possible, but in no event later than 45 days after the end of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operation during such period, in a form and certified by an officer of Borrower reasonably acceptable to Bank.

          4. The third paragraph of Section 6.3 entitled "Financial Statements, Reports, Certificates" is hereby amended to read as follows:


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                    Within 30 days after the last day of each month, Borrower
                    will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer.

               5. Section 6.9 entitled "Debt- Net Worth Ratio" is hereby deleted in its entirety and replaced with Section 6.9 entitled "Tangible Net Worth" to read as follows:

                    TANGIBLE NET WORTH. Borrower shall maintain on a quarterly basis, a Tangible Net Worth of at least $50,000,000.

               6. Section 6.10 entitled "Maximum Loss" is hereby amended to read as follows:

                    Borrower may suffer losses (excluding non-cash expenses associated with acquisition costs) not to exceed $15,000,000 in any fiscal quarter.

               7. The following Section 6.13 entitled "Minimum Balance Sheet Cash" is hereby incorporated to read as follows:

                    MINIMUM BALANCE SHEET CASH. Borrower shall maintain on a monthly basis, cash on balance sheet equal to 1.5 times all Bank commitments to Borrower.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay to Bank a fee in the amount of Five Thousand Dollars ($5,000) (the "Loan Fee") plus all out of pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONCERNING REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE. The Borrower affirms and reaffirms that notwithstanding the terms of the Security Documents to the contrary, (i) that the definition of "Code", "UCC" or "Uniform Commercial Code" as set forth in the Security Documents shall be deemed to mean and refer to "the Uniform Commercial Code as adopted by the State of Delaware, as may be amended and in effect from time to time and (ii) the Collateral is all assets of the Borrower. In connection therewith, the Collateral shall include, without limitation, the following categories of assets as defined in the Code: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables, and license fees), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned or hereafter acquired.

8. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification

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Agreement. The terms of this paragraph apply not only to this Loan Modification
Agreement, but also to all subsequent loan modification agreements.

9. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Bank's receipt of Loan Fee.

BORROWER:                               BANK:

HARMONIC, INC.                          SILICON VALLEY BANK

By: /s/ ANTHONY J. LEY                  By: /s/ JOHN M. SWIFT
   -------------------------------         ------------------------------------
Name: Anthony J. Ley                    Name: John M. Swift
     -----------------------------           ----------------------------------
Title: Chairman, President and CEO      Title: Senior Vice Analyst
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